Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Michael C. Donegan, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of TherapeuticsMD, Inc. (the “10-K/A Report”);

(2)

Based on my knowledge, this 10-K/A Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	[Omitted];

(4)	[Omitted]; and

(5)	[Omitted].

Date: April 29, 2022

/s/ Michael C. Donegan
Michael C. Donegan
Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance